Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Neal Miller Executive Vice President and Chief Financial Officer Cypress Communications nmiller@cypresscom.net 404-442-0234

Cypress Communications Reports Second Consecutive Quarter of Net Income in Third Quarter 2004
and Filing of Form 10-Q; Announces Amendment to Merger Agreement and Scheduling of Stockholders’
Meeting

ATLANTA, February 4, 2005 – Cypress Communications Holding Co., Inc. (Pink Sheets: CYHI.PK) , formerly known as U.S. RealTel, Inc., today filed its Form 10-Q with the Securities and Exchange Commission, reporting its consolidated operating and financial results for its third quarter ended September 30, 2004. The announcement of the third quarter results and the filing of the Form 10-Q had been delayed as Cypress evaluated the financial impact of payments made to telecommunications service providers for taxes and surcharges for which it might be exempt. Cypress notified the Securities and Exchange Commission on November 12, 2004 of the delay with the filing of a Form 12b-25.

     Cypress also has been informed by NASDAQ that as a result of the Form 10-Q’s not having been filed on a timely basis, Cypress’s common stock will not be quoted on the Over the Counter Bulletin Board beginning February 3, 2005. Cypress is re-applying to have its common stock quoted now that its Form 10-Q has been filed.

     Cypress also announced an amendment to the Agreement and Plan of Merger (as amended, the “Merger Agreement”) entered into on November 5, 2004, between Cypress, TechInvest Holding Company, Inc. (“Parent”), an affiliate of Crescent Capital Investments, Inc. (“Crescent Capital”), and TechInvest Acquisition, Inc., a wholly-owned subsidiary of Parent (“Purchaser”). Cypress has scheduled a special stockholders meeting for March 15, 2004 to consider the Merger Agreement.

Financial Highlights

     The Company reported revenues for the third quarter ended September 30, 2004 of $19.4 million, a decrease of 4% from second quarter 2004 revenues of $20.3 million, primarily due to seasonal factors associated with the business. Third quarter 2004 revenue also showed an 8% decrease from third quarter 2003 revenue of $21.0 million, primarily due to anticipated reductions in the customer base acquired in the acquisition of WorldCom’s Intermedia Advanced Building Networks unit in 2002. Customer base reductions resulted from contract expirations and the decline in occupancy rates in buildings serviced by Cypress Communications. Revenues for the nine months ended September 30, 2004 were $59.6 million, a decrease of 8% from $64.8 million for the nine months ended September 30, 2003, for same reasons noted above.

     The Company reported net income of $303,000 or $0.05 per share for the third quarter of 2004 as compared to a net loss of $1.8 million or ($0.31) per share for the third quarter of 2003 on 5,874,000 weighted average shares of common stock outstanding for each period respectively. The improvement in the reported net income is related primarily to the improved gross margins from EZ Office bundled services, lower operating expenses and the competitive local exchange carrier (CLEC) migration discussed below. Net income for the nine months ended September 30, 2004 was $335,000 or $0.06 per share as compared to a net loss of $3.0 million or ($0.52) per share for the nine months ended September 30, 2003 on 5,874,000 weighted average shares of common stock outstanding for each period respectively.

     The Company reported third quarter 2004 EBITDA (net income (loss) excluding net interest, income taxes, depreciation and amortization) of $2.3 million, versus third quarter 2003 EBITDA of $46,000. When comparing EBITDA for the third quarter of 2004 to the third quarter of 2003, the increase in EBITDA can be primarily attributed to network cost savings and gross margins realized as a result of the substantial completion of network migration efforts as a CLEC to wholesale interconnection arrangements with the regional bell operating companies and incumbent local telephone companies, along with reductions in other operating expenses. EBITDA for the nine months ended September 30, 2004 was $6.1 million, a 190% increase over the $2.1 million of EBITDA reported for the nine months ended September 30, 2003. (2003 EBITDA includes a one-time extinguishment of certain accrued liabilities of $967,000 and $2.0 million for the three and nine months ended September 30, 2003 respectively attributable to the Company’s success in renegotiating a settlement of prior period disputes with one of its major suppliers.)

     EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under generally accepted accounting principles (“GAAP”). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Securities and Exchange Commission Regulation G, the attached table provides a reconciliation of EBITDA to the GAAP measure of operating income (in thousands).

     As of September 30, 2004, cash, cash equivalents and short-term investments totaled $1.8 million, as compared to $2.2 million at June 30, 2004.

     During the quarter ended September 30, 2004, Cypress management determined that Cypress had made payments to telecommunication service providers for federal, state and local taxes and surcharges on telecommunications services for which Cypress might be exempt. The evaluation of the amounts paid required that Cypress delay the filing of its Form 10-Q for the quarter ended September 30, 2004, and Cypress notified the Securities and Exchange Commission of such delay on November 12, 2004 with the filing of a Form 12b-25.

     Cypress has quantified the amount of taxes it believes were erroneously billed and paid. Cypress is attempting to recover these taxes and surcharges directly from the telecommunications service providers involved. Although management believes that the amount of taxes and surcharges which Cypress is entitled to recover is in the range of $1 million to $2.5 million, there is no assurance that any amounts will be recovered or when any amounts will be recovered, if ever. The recovery of these taxes and surcharges will be recorded in the financial statements when the taxes and surcharges are actually recovered.

Amendment to the Merger Agreement; Special Stockholders Meeting

     On November 5, 2004, Cypress, TechInvest Holding Company, Inc., an affiliate of Crescent Capital, and Purchaser, entered into the Merger Agreement pursuant to which Parent will acquire Cypress. The total value of the transaction, at the time of the execution of the Merger Agreement, was $39.350 million. The Merger Agreement contains provisions for final merger consideration adjustments, upwards or downwards, based on the achievement of certain conditions pertaining to changes in certain current assets and liabilities between the execution of the Merger Agreement and closing of the transaction.

     On February 3, 2005, in recognition of the potential increase in working capital relating to the telecommunications tax recovery, Cypress and Parent agreed to amend the Merger Agreement (the “Amendment”) to increase the merger consideration by $935,000, making the total value of the transaction $40.285 million. The parties also agreed in the Amendment, among other things, that accounts receivable attributable to the telecommunications tax recovery will be capped in light of the increase in the merger consideration for purposes of calculating the final merger consideration adjustment.

     The Merger Agreement provides that the merger consideration will first be used to repay outstanding indebtedness. The remaining consideration, after transaction expenses, will be distributed to stockholders, with an estimated price per share of $1.71, subject to final merger consideration adjustments. (The $1.71 per share cash consideration is estimated by Cypress as of December 31, 2004 and is subject to adjustment upwards or downwards pursuant to the merger agreement.)

     The closing of the transaction is subject to certain terms and conditions customary for transactions of this type, including receipt of stockholder and regulatory approvals and other conditions.

     In connection with the Merger Agreement and the transactions contemplated by it, Cypress has scheduled a special meeting of its stockholders for March 15, 2005.

About Cypress Communications

     Cypress Communications (Pink Sheets: CYHI.PK) is the preferred communication solution provider in more than 1,300 commercial office buildings in 25 major metropolitan U.S. markets. Each day, Cypress uses its fiber optic and copper broadband infrastructure to connect more than 100,000 employees for over 8,000 small- and medium-sized businesses in commercial office buildings. As a single-source provider of communication solutions, Cypress supplies advanced digital and IP phone service, unlimited local and long distance calling, business-class Internet connectivity, firewalls, security and VPN solutions, audio/web conferencing and business television solutions. The Cypress EZ Officesm product suite provides a premium bundled solution with one number to call for support, one simple bill and the highest level of service available. Cypress Communications Holding Company, Inc., is headquartered in Atlanta, GA. The company’s web address is www.cypresscom.net.

Safe Harbor Statement

     Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained herein, which are not historical facts, are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. Certain of these important factors are described in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 20, 2004.

Not a Proxy Solicitation

     This communication is not a solicitation of a proxy from any security holder of Cypress. Cypress will be filing a proxy statement with the Securities and Exchange Commission and other relevant documents concerning the proposed merger. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the SEC by Cypress will be available free of charge at the Company’s website www.cypresscomm.net.

     The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information regarding any interests that the Company’s executive officers and directors may have in the transaction will be set forth in the proxy statement.

The Cypress Communications logo is a service mark of Cypress Communications, Inc. All other marks used herein are the property of their respective owners.

CYPRESS COMMUNICATIONS HOLDING CO., INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands except share data)

	September 30,	December 31,
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,782	$1,900
Accounts receivable, net of allowance for doubtful accounts of $260 at September 30, 2004 and $412 at December 31, 2003	7,702	7,652
Prepaid expenses and other current assets	1,004	1,271

TOTAL CURRENT ASSETS	10,488	10,823

PROPERTY AND EQUIPMENT, NET	23,894	24,249
INTANGIBLE ASSETS, NET	98	523

TOTAL ASSETS	$34,480	$35,595

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$11,540	$16,344
Line of credit	4,396	2,016
Current portion of long-term debt	8,528	494
Deferred income	1,271	1,316

TOTAL CURRENT LIABILITIES	25,735	20,170

Long term debt	10,157	17,543
Accrued liabilities, long-term	610	315

TOTAL LIABILITIES	36,502	38,028
STOCKHOLDERS’ DEFICIT
Preferred stock, $.001 par value; 5,000,000 shares authorized; 100 Series A issued and outstanding shares at September 30, 2004 and December 31, 2003		—
Common stock, $.001 par value; 50,000,000 shares authorized; 6,468,000 issued and outstanding shares (including treasury) at September 30, 2004 and December 31, 2003	6	6

Additional paid-in capital	23,677	23,607

Accumulated deficit	(24,845)	(25,186)
Less: Treasury Stock, at cost; 594,000 shares at September 30, 2004 and December 31, 2003	(860)	(860)

TOTAL STOCKHOLDERS’ DEFICIT	(2,022)	(2,433)

	$34,480	$35,595

CYPRESS COMMUNICATIONS HOLDING CO., INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
AND THE THREE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

	For the three months ended		For the nine months ended
	September 30,	September 30,	September 30,	September 30,
	2004	2003	2004	2003
REVENUES	$19,433	$21,046	$59,587	$64,818
DIRECT COSTS	9,663	12,140	28,978	33,761

REVENUES – NET OF DIRECT COSTS	9,770	8,906	30,609	31,057

OPERATING EXPENSES
Sales and marketing	607	1,248	2,202	4,267
General and administrative	8,450	9,712	26,294	29,428
Stock based compensation	9	52	70	385
Extinguishment of liabilities and other credits	(426)	(967)	(426)	(1,995)

TOTAL OPERATING EXPENSES	8,640	10,045	28,140	32,085

OTHER INCOME (EXPENSE)
Interest income	0	2	0	17
Interest expense and financing costs	(874)	(724)	(2,304)	(1,997)
Net gain on disposal of assets	60	30	221	123
Other	(13)	1	(51)	(149)

TOTAL OTHER EXPENSE — NET	(827)	(691)	(2,134)	(2,006)

NET INCOME (LOSS)	$303	$(1,830)	$335	$(3,034)

Net Income (Loss) Per Common Share — Basic and Diluted	$0.05	$(0.31)	$0.06	$(0.52)

Weighted Average Common Shares Outstanding	5,874	5,874	5,874	5,874

CYPRESS COMMUNICATIONS HOLDING CO., INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$335	$(3,034)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	3,460	3,149
Bad debt expense	(31)	1,398
Stock based compensation	70	385
Gain on disposal of assets and extinguishment of liabilities	(587)	(123)
Non cash interest expense	390	457
Other non-cash items	0	149
Changes in assets and liabilities, net of acquisitions
(Increase) decrease in accounts receivable	(19)	(1,226)
(Increase) decrease in other assets and prepaid expenses.	208	(171)
Increase (decrease) in accounts payable and accrued expenses	(3,669)	(5,775)
Increase (decrease) in deferred income	(45)	891

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	150	(3,900)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business	0	(2,570)
Capital expenditures	(2,841)	(2,462)
Sale of property and equipment	223	188

NET CASH BY USED IN INVESTING ACTIVITIES	(2,618)	(4,844)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long term loans		4,132
Principal payments of long-term debt	(30)	(502)

Proceeds from line of credit, net of repayments	2,380	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,350	3,630

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(118)	(5,114)
CASH AND CASH EQUIVALENTS, AT BEGINNING OF PERIOD	1,900	8,258

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$1,782	$3,144

Supplemental Disclosure of Cash Flow Information:
Interest paid	$1,033	$902

	2004	2003

Supplemental Disclosures of Non cash Investing and Financing Activities
Note payable in connection with acquisition of subsidiary	$—	$500

Capital leases assumed in connection with acquisition of subsidiary	$—	$107

Consistent with Securities and Exchange Commission Regulation G, the following table provides a reconciliation of EBITDA to the GAAP measure of operating income (in thousands):

	Three Months Ended		Nine Months Ended
	(In Thousands)
	September 30,	September 30,	September 30,	September 30,
	2004	2003	2004	2003
Net Income (loss) as reported	$303	$(1,830)	$335	$(3,034)

Adjustments:

Depreciation and amortization	1,120	1,154	3,460	3,149

Interest (income) expense, net	874	722	2,304	1,980

EBITDA	$2,297	$46	$6,099	$2,095